Gladstone Capital Corporation Reports Financial Results for the Third Quarter Ended June 30, 2011

-- Net Investment Income for the three and nine months ended June 30, 2011 was $4.5 million and $13.6 million, or $0.22 and $0.65 per share, respectively

-- Net Decrease in Net Assets Resulting from Operations for the three and nine months ended June 30, 2011 was $14.3 million and $20.6 million, or $0.68 and $0.98 per share, respectively

MCLEAN, Va., Aug. 3, 2011 /PRNewswire/ -- Gladstone Capital Corporation (Nasdaq: GLAD) (the "Company") today announced earnings for the third quarter ended June 30, 2011. All per share references are per basic and diluted weighted average common shares outstanding, unless noted otherwise.

(Logo: http://photos.prnewswire.com/prnh/20101005/GLADSTONECAPITAL )

Net Investment Income for 3 Months: Net Investment Income for the quarter ended June 30, 2011 was $4.5 million, or $0.22 per share, as compared to $4.4 million, or $0.21 per share, for the prior year period, an increase in Net Investment Income of 2.4%. Net Investment Income increased primarily due to an increase in interest income, partially offset by an increase in incentive fees. The increase in interest income was largely due to an increase in the weighted average cost basis of the Company's interest-bearing investments which primarily resulted from the purchase of syndicated loans over the past two quarters.

Net Investment Income for 9 Months: Net Investment Income for the nine months ended June 30, 2011 was $13.6 million, or $0.65 per share, as compared to $13.3 million, or $0.63 per share, for the prior year period, an increase in Net Investment Income of 2.0%. Net Investment Income increased primarily due to decreased interest expenses resulting from lower average borrowings outstanding under the Company's credit facility and the reversal of related fees during the nine months ended June 30, 2011. The weighted average balance outstanding on the credit facility during the nine months ended June 30, 2011 was approximately $32.6 million, as compared to $56.9 million in the prior year period, a decrease of 42.7%. The decrease in interest expense was partially offset by a decrease in interest income and an increase in incentive fees. Interest income from investments in debt securities decreased for the nine months ended June 30, 2011, due to a decrease in the average cost basis of the Company's interest-bearing investment portfolio, which primarily resulted from the increased principal repayments subsequent to June 30, 2010, partially offset by purchases of syndicated loans over the six months ended June 30, 2011.

Net Decrease in Net Assets Resulting from Operations for 3 Months: Net Decrease in Net Assets Resulting from Operations for the quarter ended June 30, 2011 was $14.3 million, or $0.68 per share, as compared to $1.7 million, or $0.08 per share, for the prior year period. The increase in Net Decrease in Net Assets Resulting from Operations from the prior year was primarily driven by net unrealized depreciation of the Company's investment portfolio of $18.8 million for the quarter ended June 30, 2011, compared to net unrealized depreciation of $1.6 million for the prior year period.

Net (Decrease) Increase in Net Assets Resulting from Operations for 9 Months: Net (Decrease) in Net Assets Resulting from Operations for the nine months ended June 30, 2011 was ($20.6 million), or ($0.98) per share, as compared to a Net Increase in Net Assets Resulting from Operations of $12.6 million, or $0.60 per share, for the prior year period. The decrease in the Net (Decrease) Increase in Net Assets Resulting from Operations from the prior year period was primarily driven by net unrealized depreciation of the Company's investment portfolio of $34.8 million for the nine months ended June 30, 2011, compared to net unrealized appreciation of $3.5 million for the prior year period.

Investment Portfolio Fair Value: The Company's aggregate investment portfolio depreciated during the quarter ended June 30, 2011, primarily due to depreciation in the debt of Newhall Holdings, Inc. and certain other proprietary investments. As of June 30, 2011, the entire portfolio was fair valued at 79.8% of cost, which was a decrease of 6.4% from September 30, 2010.

Net Asset Value: Net asset value was $10.34 per share as of June 30, 2011, as compared to $11.85 per share as of September 30, 2010.

Asset Characteristics: Total assets were $314.1 million as of June 30, 2011, as compared to $270.5 million as of September 30, 2010. At June 30, 2011, the Company had investments in 57 portfolio companies with an aggregate cost basis of $375.2 million and an aggregate fair value of $299.3 million. As of June 30, 2011, the Company's investment portfolio at fair value was comprised of 97.7% in debt securities and 2.3% in equity securities.

Investment Yield: The annualized weighted average yield on the Company's interest-bearing portfolio, excluding cash and cash equivalents, was 10.8% for the quarter ended June 30, 2011, as compared to 10.6% for the prior year period. The increase in the weighted average yield for the quarter ended June 30, 2011 primarily resulted from the repayment of loans with lower stated interest rates and the restructuring of certain loans into higher interest rates loans, partially offset by the purchase of syndicated loans which generally bear lower interest rates than the Company's proprietary debt investments.

Highlights for the Quarter: For the quarter ended June 30, 2011, the following significant events occurred:

  New Investment Activity: The Company funded $56.9 million to fourteen new portfolio companies and $9.3 million of investments to existing portfolio companies, through revolver draws or addition of new term notes, for an aggregate of $66.2 million.
  Principal Repayments: The Company received aggregate repayments of $4.6 million, which included one payoff and various scheduled principal repayments.
  Distributions:  The Company paid monthly cash distributions to stockholders of $0.07 per share for each of April, May and June 2011.

Subsequent Events: Subsequent to June 30, 2011, the flowing occurred:

  Additional Investments:  The Company funded $0.4 million of additional investments to existing portfolio companies.
  Principal Repayments: The Company received scheduled repayments of $1.9 million.
  Distributions Declared:

Declaration Date	Record Date	Payment Date	Cash Distribution
July 12	July 22	July 29	$ 0.07
July 12	August 19	August 31	0.07
July 12	September 22	September 30	0.07
Total for the Quarter:			$ 0.21

Summary Information: The following chart is a summary of some of the unaudited information reported above (dollars in thousands, except per share data) (unaudited):

	June 30, 2011	June 30, 2010
For quarter ended:
Net investment income	$4,534	$4,429
Net decrease in results of operations	(14,310)	(1,748)
Weighted average cost basis of interest-bearing investments	311,953	279,786
Average yield on interest-bearing investments	10.8%	10.6%
Total dollars invested	$66,222	$2,249
Total dollars repaid	4,628	18,482
Average borrowings outstanding	63,435	30,835

For 9 months ended:
Net investment income	$13,600	$13,330
Net (decrease) increase in results of operations	(20,560)	12,557
Weighted average cost basis of interest-bearing investments	277,886	304,203
Average yield on interest-bearing investments	11.2%	10.9%
Total dollars invested	$118,646	$8,337
Total dollars repaid	39,855	56,900
Average borrowings outstanding	32,614	56,938

As of:	June 30, 2011	September 30, 2010
Fair value as a percent of cost	79.8%	86.2%
Net asset value per share	$10.34	$11.85
Number of portfolio companies	57	39
Total assets	$314,130	$270,518

Comments from our President Chip Stelljes: "During the quarter, we invested $56.9 million in fourteen new portfolio companies, which follows investments of $35.2 million in six new portfolio companies during the prior quarter. Additionally, we continue to devote management resources to our existing portfolio as we explore liquidity events and provide financial support to those companies where necessary. We are actively reviewing new investment opportunities and believe that we will be able to continue our increased new investment activity over the next twelve months."

Conference Call for Stockholders: The Company will hold a conference call on August 4, 2011 at 8:30 am EDT. Please call (800) 860-2442 to enter the conference. An operator will monitor the call and set a queue for questions. A replay of the conference call will be available through September 3, 2011. To hear the replay, please dial (877) 344-7529 and use conference number 10001387. The replay will be available beginning approximately one hour after the call concludes.

The live audio broadcast of the Company's quarterly conference call will also be available online at www.GladstoneCapital.com. The event will be archived and available for replay on the Company's website through October 3, 2011.

Warning: The financial statements below are without footnotes so readers should obtain and carefully review the Company's Form 10-Q for the quarter ended June 30, 2011, including the footnotes to the financial statements contained therein. The Company has filed the Form 10-Q today with the SEC, which can be retrieved from the SEC's website at www.sec.gov or from the Company's website at www.GladstoneCapital.com. To obtain a paper copy from us, please contact us at 1521 Westbranch Drive, Suite 200, McLean, VA 22102.

About us: Gladstone Capital Corporation is a publicly traded business development company that invests in debt securities consisting primarily of senior term loans, second term lien loans, and senior subordinated term loans in small and medium-sized businesses. Information on the business activities of the Gladstone family of funds can be found at www.gladstonecompanies.com.

For Investor Relations inquiries related to any of the monthly dividend paying Gladstone family of funds, please visit www.gladstone.com.

The statements in this press release regarding the timing and the Company's ability to explore portfolio liquidity events, increase new investment activity and other such statements are "forward-looking statements." These forward-looking statements inherently involve certain risks and uncertainties, although they are based on the Company's current plans that are believed to be reasonable as of the date of this press release. Factors that may cause the Company's actual results to differ from these forward-looking statements include, among others, the duration and potential future effects of the current economic downturn on its portfolio companies and on the senior loan market, and those factors listed under the caption "Risk Factors" of the post-effective amendment of the Company's registration statement on Form N-2 (File No. 333-162592), filed by the Company with the SEC on July 13, 2011 (the "Form N-2"). The risk factors set forth in the Form N-2 under the caption "Risk Factors" are specifically incorporated by reference into this press release. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

GLADSTONE CAPITAL CORPORATION CONDENSED CONSOLIDATED STATEMENTS OF ASSETS & LIABILITIES (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA) (UNAUDITED)

	June 30,	September 30,
	2011	2010
ASSETS
Investments at fair value
Non-Control/Non-Affiliate investments (Cost of $290,669 and $244,140, respectively)	$255,906	$223,737
Control investments (Cost of $84,521 and $54,076, respectively)	43,373	33,372
Total investments at fair value (Cost of $375,190 and $298,216, respectively)	299,279	257,109
Cash	7,776	7,734
Interest receivable – investments in debt securities	2,619	2,648
Interest receivable – employees	97	104
Due from custodian	1,922	255
Deferred financing fees	993	1,266
Prepaid assets	660	799
Other assets	784	603
TOTAL ASSETS	$314,130	$270,518

LIABILITIES
Borrowings at fair value (Cost of $92,200 and $16,800, respectively)	$92,700	$17,940
Accounts payable and accrued expenses	601	752
Interest payable	263	693
Fee due to Administrator	174	267
Fees due to Adviser	1,791	673
Other liabilities	1,065	947
TOTAL LIABILITIES	96,594	21,272

NET ASSETS	$217,536	$249,246

ANALYSIS OF NET ASSETS
Common stock, $0.001 par value, 50,000,000 shares authorized and 21,039,242 shares issued and outstanding at June 30, 2011 and September 30, 2010	$21	$21
Capital in excess of par value	326,935	326,935
Notes receivable – employees	(4,998)	(7,103)
Net unrealized depreciation on investments	(75,911)	(41,108)
Net unrealized appreciation on borrowings	(500)	(1,140)
Overdistributed net investment income	(758)	(1,103)
Accumulated net realized losses	(27,253)	(27,256)
TOTAL NET ASSETS	$217,536	$249,246
NET ASSETS PER SHARE	$10.34	$11.85

GLADSTONE CAPITAL CORPORATION CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA) (UNAUDITED)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2011	2010	2011	2010
INVESTMENT INCOME
Interest income
Non-Control/Non-Affiliate investments	$7,028	$6,992	$19,722	$23,037
Control investments	1,406	375	3,604	1,853
Notes receivable from employees	102	108	347	330
Total interest income	8,536	7,475	23,673	25,220
Other income
Non-Control/Non-Affiliate investments	444	494	1,089	2,367
Control investments	—	—	625	—
Total other income	444	494	1,714	2,367
Total Investment income	8,980	7,969	25,387	27,587

EXPENSES
Loan servicing fee	814	819	2,413	2,600
Base management fee	637	658	1,751	2,118
Incentive fee	1,133	153	3,395	1,601
Administration fee	174	186	535	540
Interest expense	958	891	1,316	3,562
Amortization of deferred financing fees	368	240	1,032	1,182
Professional fees	360	501	894	1,632
Other expenses	196	178	799	1,142
Expenses before credits from Adviser	4,640	3,626	12,135	14,377
Credits to fees from Adviser	(194)	(86)	(348)	(120)
Total expenses net of credits to fees	4,446	3,540	11,787	14,257

NET INVESTMENT INCOME	4,534	4,429	13,600	13,330

REALIZED AND UNREALIZED (LOSS) GAIN ON:
Net realized (loss) gain on investments	(2)	(2,865)	3	(2,893)
Net unrealized (depreciation) appreciation on investments	(18,789)	(1,556)	(34,803)	3,525
Net unrealized (appreciation) depreciation on borrowings	(53)	(1,756)	640	(1,405)
Net loss on investments and borrowings	(18,844)	(6,177)	(34,160)	(773)

NET (DECREASE) INCREASE IN NET ASSETS RESULTING FROM OPERATIONS	$(14,310)	$(1,748)	$(20,560)	$12,557

NET (DECREASE) INCREASE IN NET ASSETS RESULTING FROM OPERATIONS PER SHARE:
Basic and Diluted	$(0.68)	$(0.08)	$(0.98)	$0.60

WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING:
Basic and Diluted	21,039,242	21,039,242	21,039,242	21,067,465

GLADSTONE CAPITAL CORPORATION FINANCIAL HIGHLIGHTS (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AND PER UNIT DATA) (UNAUDITED)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2011	2010	2011	2010
Per Share Data(A)
Net asset value at beginning of period	$11.18	$12.10	$11.85	$11.81
Income from investment operations:
Net investment income(B)	0.22	0.21	0.65	0.63
Net realized gain on investments(B)	—	(0.14)	—	(0.14)
Net unrealized (depreciation) appreciation on investments(B)	(0.90)	(0.07)	(1.66)	0.17
Net unrealized (appreciation) depreciation on borrowings(B)	—	(0.08)	0.03	(0.07)
Total from investment operations	(0.68)	(0.08)	(0.98)	0.59

Distributions to stockholders(C)	(0.21)	(0.21)	(0.63)	(0.63)
Conversion of former employee stock option loans from recourse to non-recourse	—	—	—	(0.02)
Reclassification of principal on employee note	—	—	—	0.02
Repayment of principal on employee note	0.05	—	0.10	—
Anti-dilutive effect from retirement of employee loan shares	—	—	—	0.04
Net asset value at end of period	$10.34	$11.81	$10.34	$11.81

Per share market value at beginning of period	$11.31	$11.80	$11.27	$8.93
Per share market value at end of period	9.24	10.81	9.24	10.81
Total return(D)(E)	(16.66)%	(6.74)%	(13.24)%	29.42%
Shares outstanding at end of period	21,039,242	21,039,242	21,039,242	21,039,242
Statement of Assets and Liabilities Data:
Net assets at end of period	$217,536	$248,429	$217,536	$248,429
Average net assets(F)	228,291	251,463	242,754	250,483
Senior Securities Data:
Total borrowings at fair value	92,700	30,656	92,700	30,656
Asset coverage ratio(G)(H)	336%	893%	336%	893%
Asset coverage per unit(H)	$3,358	$8,931	$3,358	$8,931
Ratios/Supplemental Data:
Ratio of expenses to average net assets-annualized(I)	8.13%	5.77%	6.66%	7.65%
Ratio of net expenses to average net assets-annualized(J)	7.79	5.63	6.47	7.59
Ratio of net investment income to average net assets-annualized	7.94	7.04	7.47	7.10

(A) Based on actual shares outstanding at the end of the corresponding period.

(B) Based on weighted average basic per share data.

(C) Distributions are determined based on taxable income calculated in accordance with income tax regulations which may differ from amounts determined under GAAP.

(D) Total return equals the change in the ending market value of the Company's common stock from the beginning of the period taking into account distributions reinvested in accordance with the terms of the Company's dividend reinvestment plan. Total return does not take into account distributions that may be characterized as a return of capital.

(E) Amounts were not annualized.

(F) Average net assets are computed using the average of the balance of net assets at the end of each month of the reporting period.

(G) As a business development company, the Company is generally required to maintain a ratio of at least 200% of total assets, less all liabilities and indebtedness not represented by senior securities, to total borrowings and guaranty commitments.

(H) Asset coverage ratio is the ratio of the carrying value of the Company's total consolidated assets, less all liabilities and indebtedness not represented by senior securities, to the aggregate amount of senior securities representing indebtedness (including interest payable and guarantees). Asset coverage per unit is the asset coverage ratio expressed in terms of dollar amounts per one thousand dollars of indebtedness.

(I) Ratio of expenses to average net assets is computed using expenses before credits from the Adviser to the base management and incentive fees, but includes income tax expense.

(J) Ratio of net expenses to average net assets is computed using total expenses net of credits from the Adviser to the base management and incentive fees, but includes income tax expense.

CONTACT: Gladstone Capital Corporation, +1-703-287-5893